UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

CHERRY HILL MORTGAGE
INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36099	46-1315605
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1451 Route 34, Suite 303
Farmingdale, NJ 07727
 (Address of Principal Executive Offices) (Zip Code)

877.870.7005
 (Registrants’ telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

On August 31, 2018, Cherry Hill Mortgage Investment Corporation (the “Company”) entered into separate At Market Issuance Sales Agreements (the “Sales Agreements”) with each of JMP Securities LLC and B. Riley FBR, Inc. (the “Agents”), pursuant to which the Company may offer and sell from time to time through the Agents up to $50,000,000 of shares (the “Placement Shares”) of the Company’s common stock, par value $0.01 per share, in accordance with the terms and conditions set forth in the Sales Agreements.

Sales of Placement Shares, if any, made under the Sales Agreements will be made by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the Sales Agreements, the Agents may also purchase Placement Shares for their own accounts as principals if expressly authorized to do so by the Company. Under the Sales Agreements, the Agents will be entitled to a commission equal to 2.0% of the gross proceeds from each sale of shares sold through them as the Company’s agents. The Company has no obligation to sell any of the Placement Shares under the Sales Agreements.

The Placement Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-221725). The Company filed a prospectus supplement, dated August 31, 2018, to the prospectus, dated December 4, 2017, with the Securities and Exchange Commission (the “SEC”) in connection with the offer and sale of the Placement Shares.

The Sales Agreements contain customary representations, warranties and agreements of the Company and the Agents, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Sales Agreements, the Company agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agents may be required to make because of those liabilities.

The Agents or their affiliates have in the past and may continue to provide investment banking and advisory services for the Company and/or affiliates of the Company in the ordinary course of their business for which they have received and may continue to receive customary fees. Each of the Agents is an agent under an At Market Issuance Sales Agreement, dated April 5, 2018, between the Company and the respective Agent, pursuant to which the Company may offer and sell from time to time through the Agents up to $35,000,000 of shares of the Company’s 8.20% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, in accordance with the terms and conditions set forth in the agreements.

Copies of the Sales Agreements are filed as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K, and the information in the Sales Agreements is incorporated into this Item 1.01 by reference. The description of the terms of the Sales Agreements in this Item 1.01 is qualified in its entirety by reference to Exhibits 1.1 and 1.2 to this Current Report on Form 8-K.

In connection with the filing of the Sales Agreements, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of its Maryland counsel, Venable LLP.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Placement Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	At Market Issuance Sales Agreement, dated August 31, 2018, between Cherry Hill Mortgage Investment Corporation and JMP Securities LLC

1.2	At Market Issuance Sales Agreement, dated August 31, 2018, between Cherry Hill Mortgage Investment Corporation and B. Riley FBR, Inc.

5.1	Opinion of Venable LLP with respect to the legality of the shares

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

	By:	/s/ Martin J. Levine
		Name:	Martin J. Levine
Date: August 31, 2018		Title:	Chief Financial Officer